Subsidiaries of the Company

Molex Incorporated
Delaware,

Cardell Corporation
Michigan, Percentage Ownership Interest 100%

Molex (India) Private Limited
India, Equity Shares 0.000004%

Molex India Tooling PVT Limited
India, Equity Shares 1.999982%

Molex International, Inc.
Delaware, Percentage Ownership Interest 100%

Molex Brazil Ltda
Brazil, Common 96.180396%

Molex CV Holdings, Inc.
Delaware, Percentage Ownership Interest 100%

MI European Holdings CV
Netherlands, Percentage Ownership Interest 99%

Molex European Holdings BV
Netherlands, Common 100%

Molex Zetronic S.r.l. Unico Socio
Italy, Percentage Ownership Interest 100%

Molex Interconnect GmbH
Netherlands, Common 100%

Molex Interconnect
Denmark, Percentage Ownership Interest 100%

Molex B.V.
Netherlands, Common 100%

Molex Deutschland GmbH
Germany, Common 100%

Molex Ireland Ltd.
Ireland, Common 100%

“Molex” Limited Liability Company
Ukraine, Percentage Ownership Interest 49%

Molex Slovakia a.s.
Slovakia, Common 100%

KYBERNEX s.r.o.
Slovakia, Common 60%

Molex sp. z.o.o.
Poland, Percentage Ownership Interest 98%

“Molex” Limited Liability Company
Ukraine, Percentage Ownership Interest 51%

Molex (India) Private Limited
India, Equity Shares 9.999976%

Molex Mafatlal Micron Private Limited
India, Ordinary 100%

Molex India Tooling PVT Limited
India, Equity Shares 49%

Automotive Connectors India Private Ltd.
India, Equity Shares 99.9998%

Molex (Malaysia) Sdn. Bhd.
Malaysia, Percentage Ownership Interest 100%

Woodhead de Mexico S.A. de C.V.
Mexico, Common 0.000002%

Molex de Mexico S.A. de C.V.
Mexico, Ordinary 99.999348%

Molex GmbH
Germany, Percentage Ownership Interest 10.05%

S-Team Elektronik GmbH
Germany, Percentage Ownership Interest 49.36%

Molex Automotive SARL
France, Common 100%

Molex Electronics Ltd.
United Kingdom, Common 100%

Molex Premise Networks Limited
United Kingdom, Common 100%

Molex Far East-South Management Pte. Ltd.
Singapore, Common 100%

MEC International Pte. Ltd.
Singapore, Percentage Ownership Interest 29%

Molex Singapore Pte. Ltd.
Singapore, Ordinary 100% Reedeemable preference shares 100%

Molex Interconnect (Chengdu) Co., Ltd.
China, Common 100%

Molex Singapore Global Processing Pte. Ltd.
Singapore, Percentage Ownership Interest 100%

Molex Interconnect (Shanghai) Co. Ltd.
Shanghai, Common 100%

Molex Hong Kong/China Ltd.
Hong Kong, Percentage Ownership Interest 100%

Molex Taiwan Ltd.
Taiwan, Common 99.999653%

Land Win Electronic Corp.
Taiwan, Common 20%

Molex Copper Flex Products Asia, Inc.
Taiwan, Percentage Ownership Interest 100%

Molex (Thailand) Ltd.
Thailand, Common 95.275%

Molex-Japan Co., Ltd.
Japan, Common 100%

Molex (Dalian) Co. Ltd.
China, Common 100%

Molex (Dalian) Logistics Co., Ltd.
China, Common 100%

Tachibana ESCO Company, Limited
Japan, Common 100%

Shanghai ESCO Densou, Co., Ltd.
Shanghai, Common 100%

Molex Kiire Co., Ltd.
Kagoshima, Kyushu, Percentage Ownership Interest 100%

Onamba Co., Ltd.
Japan, Percentage Ownership Interest 3.5%

S’Next Japan Co. Ltd.
Japan, Percentage Ownership Interest 98.73%

S’Next Philippines
Philippines, Percentage Ownership Interest 100%

Molex Korea Co., Ltd.
South Korea, Common 100%

Molex Conectores e Eletronicos Comercio e Servicos Ltda.
Brazil, Common 99%

Molex Holding GmbH
Germany, Percentage Ownership Interest 100%

Molex Polska Management SP z.o.o.
Poland, Percentage Ownership Interest 100%

Woodhead Connectivity GmbH
Germany, Common 100%

Molex Elektronik GmbH
Germany, Common 100%

Molex GmbH
Germany, Percentage Ownership Interest 89.95%

Moltes s.r.o.
Slovakia, Common 100%

Dongguan Molex South-China Connector Co. Ltd.
China, Percentage Ownership Interest 100%

Dongguan Molex Interconnect Co Ltd.
China, Percentage Ownership Interest 100%

Molex-Tean
China, Percentage Ownership Interest 100%

Molex Trading (Shanghai) Limited
Shanghai, Common 99%

Molex Electronics Limited
New Brunswick, Common 100%

G. Ostervig -Molex A/S
Denmark, Common 30%

Hi-P International, Ltd.
Singapore, Common 20.4%

MI European Holdings CV
Netherlands, Percentage Ownership Interest 1%

Molex Vietnam Co., Ltd.
Vietnam, Percentage Ownership Interest 100%

Molex Connector Corporation
Delaware, Percentage Ownership Interest 100%

Molex (India) Private Limited
India, Equity Shares 0.000004%

Molex Copper Flex Products, Inc.
Minnesota, Percentage Ownership Interest 100%

Molex (India) Private Limited
India, Equity Shares 0.000004%

Woodhead Industries, Inc.
Delaware, Percentage Ownership Interest 100%

Woodhead Interconnect, Inc.
Delaware, Percentage Ownership Interest 100%

Molex (India) Private Limited
India, Equity Shares 0.000004%

WH One LLC
Delaware, Percentage Ownership Interest 100%

Deerfield Partners CV
Netherlands, Percentage Ownership Interest 1%

Woodhead International BV
Netherlands, Percentage Ownership Interest 100%

Woodhead Connectivity Limited
United Kingdom, Percentage Ownership Interest 100%

Woodhead France SARL
France, Percentage Ownership Interest 100%

Woodhead Software & Electronic SASU
France, Percentage Ownership Interest 100%

Micromedia SA
France, Percentage Ownership Interest 33.33%

WH Two LLC
Delaware, Percentage Ownership Interest 100%

Deerfield Partners CV
Netherlands, Percentage Ownership Interest 0.1%

Aero-Motive Company
Michigan, Percentage Ownership Interest 100%

Central Rubber Company
Illinois, Percentage Ownership Interest 100%

Daniel Woodhead Company
Delaware, Percentage Ownership Interest 100%

Molex (India) Private Limited
India, Equity Shares 0.000004%

DW Holding LLC
Delaware, Percentage Ownership Interest 100%

Woodhead LP
Texas, Percentage Ownership Interest 1%

Woodhead LP
Texas, Percentage Ownership Interest 99%

mPm S.r.L.
Italy, Percentage Ownership Interest 5%

Woodhead Asia Pte Ltd
Singapore, Common 100%

Woodhead de Mexico S.A. de C.V.
Mexico, Common 99.999998%

Woodhead Canada Limited
Nova Scotia, Percentage Ownership Interest 100%

mPm S.r.L.
Italy, Percentage Ownership Interest 95%

Deerfield Partners CV
Netherlands, Percentage Ownership Interest 98.9%

Molex (India) Private Limited	xxx
India, Equity Shares 0.000004%

Molex India Tooling PVT Limited
India, Equity Shares 49%

Automotive Connectors India Private Ltd.
India, Equity Shares 0.0002%

Molex S.A. de C.V.
Mexico, Common 100%

Molex Premise Networks Pty Ltd.
Australia, Percentage Ownership Interest 100%

MPN EE sp zo.o
Poland, Common 99%

Molex Premise Networks sp zo.o
Poland, Common 100%

HCS Kablolama Sistemleri Sanayi ve Ticaret A.S.
Turkey, Percentage Ownership Interest 40%

Molex Conectores e Eletronicos Comercio e Servicos Ltda.
Brazil, Common 1%

Molex Trading (Shanghai) Limited
Shanghai, Common 1%

Molex Knutzen Holding AS
Norway, Common 25%

Polymicro Technologies, LLC
Delaware, Percentage Ownership Interest 100%